                                                                   EXHIBIT 10.11



                          [Wells Fargo Bank letterhead]

                            BUSINESS LENDING DIVISION
                               CONFIRMATION LETTER

                               SEPTEMBER 28, 1998

CRL NETWORK SERVICES, INC.
ONE KEARNY STREET
SUITE 1450
SAN FRANCISCO, CA 94108-5501

RE:  $200,000.00 PrimeLine

WELLS FARGO BANK, N.A. ("Bank"), agrees to make available to CRL NETWORK SERVICES, INC. ("Borrower") a PrimeLine ("Credit"). The Credit shall bear interest and be repayable in accordance with the terms and conditions of the Agreement. The Agreement consists of (1) this Confirmation Letter (this "Letter"), (2) the Business Lending Disclosure dated August 01, 1997 (the "Disclosure") and (3) any Related Documents. All terms and conditions of the Disclosure and Related Documents are incorporated herein by reference for all purposes. All capitalized terms not defined in this Letter are defined in the Disclosure.

PROMISE TO PAY. Borrower promises to pay to Bank, or order, the principal amount of $200,000.00, or so much as may be advanced and outstanding from time to time, together with interest on the unpaid outstanding principal balance of each Advance. Interest shall be calculated from the date of each Advance until repayment of each Advance. Borrower will pay Bank at Bank's address shown in this letter or at such other place as Bank may designate in writing.

AVAILABILITY PERIOD. The Availability Period ends the 10th day of the 12th month following the first payment due date as described below. During the Availability Period Borrower may borrow. repay, and borrow again from time to time under this revolving line of credit up to the Credit Limit.

INTEREST. The interest rate applicable to this Credit is subject to change from time to time based on changes in the Prime Rate. The Prime Rate currently is 8.500% per annum. The interest rate to be applied to the unpaid principal balance of Credit will be 1.500% above the Prime Rate resulting in an initial rate of 10.000% per annum.

INTEREST ACCRUAL BASIS. Interest shall be computed on a 365/360 simple interest basis; that is, by multiplying the ratio of the annual interest rate over a year of 360 days, times the outstanding principal balance, times the actual number of days the principal is outstanding.

PAYMENTS. Borrower shall pay regular monthly payments of accrued unpaid interest. If the Availability Period begins on or before the 24th day of any month, the first payment due date shall be the 10th day of the next month; if the Availability Period begins after the 24th day of any month, the first payment due date shall be the 10th day of the second month following the beginning of the Availability Period. Payments shall be due on the same day of each month thereafter until maturity of the Credit, which is the last day of the Availability Period, at which time all remaining unpaid principal. accrued interest and any other amounts owed in connection with this Credit shall become due and payable in full.

AUTOMATIC DEBIT OF PAYMENTS. Bank is authorized to automatically debit payments and other amounts owed in connection with this Credit from Borrower's Wells Fargo account number 0829-780733.

COLLATERAL. Subject to the terms and conditions of the Disclosure, as security for the obligations set forth in Section 2.1 of the Disclosure, CRL NETWORK SERVICES, INC., as Grantor, pledges and grants to Bank a first priority security interest in the following personal property, whether existing or hereafter arising, now owned or hereafter acquired, and wherever located, and all Proceeds of the foregoing (including insurance):

        All accounts, inventory, equipment, instruments, general intangibles and contract rights.

COMMITMENT FEES. Borrower shall pay a commitment fee of $1,000.00 for the availability of the Credit through the maturity date.

THIRD PARTY FEES.  Borrower shall pay estimated fee(s) as follows:

               $50.00                       UCC Filing Fee

Payment of Fees.  Estimated fees will be paid as follows:

               UCC Filing Fee               From Account         0524 033941

               Commitment Fee               From Account         0524 033941

OVERDRAFT PROTECTION FOR LINES OF CREDIT. During the Availability Period Bank shall automatically transfer from Borrower 5 Credit sufficient funds to cover overdrafts in 0829780733. Bank may in its sole discretion decline to transfer funds if a Default has occurred and is continuing, or if Bank believes that the transfer results from a payment on the Credit, or if the transfer would cause the outstanding balance of the Credit to exceed the maximum amount available under the Credit.

TRADE FINANCE SUBFEATURE. During the Availability Period Borrower shall have available a $200,000.00 Trade Finance Subfeature subject to the terms described in the Appendix of the Disclosure.

PREPAYMENT TERMS. Borrower may prepay principal of the Credit at any time, in any amount, without penalty.

EXTENSIONS, RENEWALS, AND INCREASES. The Credit may be extended, renewed or increased at Bank's sole discretion. Bank will notify Borrower in writing of any modification and the terms of any such modification will be deemed to have been accepted if Borrower does not deliver to Bank a written rejection within 10 days from the date of notification, or draws additional funds at any time following the date of notification.

OTHER INDEBTEDNESS. Borrower shall not obtain a working capital line of credit from another lender without the prior written consent of Bank.

COUNTERPART. This document may be signed in any number of separate copies, each of which shall be effective as an original, but all of which taken together shall constitute a single document.

FACSIMILE. An electronic transmission or other facsimile of this Letter or any signed document shall be deemed an original and shall be admissible as evidence of the document and the signer's execution.

PURPOSE. The proceeds of the Credit shall be used primarily for business or commercial purposes.

At the time the Agreement is signed and delivered to Bank, the persons signing below, including without limitation the Borrower(s), any Grantors(s) and any Guarantor(s), acknowledge receipt of the Agreement, including the Disclosure and Related Documents, and accept all terms and conditions contained in them. Unless a fully signed copy of this Letter and all Related Documents is received by Bank within 30 days, this offer to extend credit will expire. This offer is not transferable or assignable, and may be withdrawn or modified at any time prior to Bank's receipt of the above fully signed documents.

ALL STATES (EXCEPT OREGON). THIS LETTER, THE DISCLOSURE, AND ANY RELATED DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS CREDIT.

OREGON ONLY. STATUTORY DISCLOSURE TO OREGON RESIDENTS: UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY A LENDER AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.

If you have any questions, please contact me at (415) 396-7047. For future reference please send all correspondence to the Bank to the following address:
Business Lending Division, 177 Park Center Plaza, MAC #0514-011, San Jose, CA 95113.

WELLS FARGO BANK, N.A. ("Bank")

By:/S/ Barbara Duff
   ------------------------------------
Name:   Barbara Duff
Title:  Assistant Vice-President

Dated:  September 28,1998

GUARANTOR ACKNOWLEDGMENT:

By signing below, Guarantor acknowledges receipt of a copy of the Disclosure, guarantees the Credit. and agrees to the terms and provisions of this Letter and Chapter 3 of the Disclosure. The guaranty amount is $200,000.00. The Guarantor's address is: 335 SKI WAY #342, P O Box 8343, INCLINE VILLAGE, NV 89452.

JAMES G. COUCH

By:/S/ James G. Couch                       By:
   --------------------------------------      ---------------------------------
Name:   CRL NETWORK SERVICES, INC.
Title:  Individual

BORROWER AND GRANTOR ACKNOWLEDGMENT AND ACCEPTANCE:

By signing below, Borrower and Grantor acknowledge receipt of the Agreement, including the Disclosure and Related Documents, and agree to the terms and provisions contained in them.

CRL NETWORK SERVICES, INC., a Corporation

By:/S/ James G. Couch                       By:
   --------------------------------------      ---------------------------------
Name:   JAMES G. COUCH
Title:  President